FORM N-SAR
Exhibits 77Q1(a)

MAINSTAY VP FUNDS TRUST
811-03833
For Period Ended 06/30/2015

Declaration of Trust:

Amended and Restated Declaration of Trust, dated as of June 4, 2015

By-Laws:

By-Laws, effective December 15, 2010, Amended and Restated June 4, 2015

AMENDED AND RESTATED DECLARATION OF TRUST

of

MainStay VP Funds Trust

(a Delaware Statutory Trust)

Dated as of June 4, 2015

TABLE OF CONTENTS

AMENDED AND RESTATED DECLARATION OF TRUST

Page

ARTICLE I	Name and Definitions	1

Section 1.	Name	1
Section 2.	Definitions	1

(a)	“Administrator”	1
(b)	“By-Laws”	1
(c)	“Certificate of Trust”	1
(d)	“Class”	1
(e)	“Code”	1
(f)	“Commission”	1
(g)	“Declaration of Trust”	2
(h)	“Delaware Act”	2
(i)	“Interested Person”	2
(j)	“Investment Adviser”	2
(k)	“Net Asset Value”	2
(l)	“1940 Act”	2
(m)	“Outstanding Shares”	2
(n)	“Person”	2
(o)	“Principal Underwriter”	2
(p)	“Series”	2
(q)	“Shareholder”	2
(r)	“Shares”	2
(s)	“Trust”	2
(t)	“Trust Property”	2
(u)	“Trustees”	2

ARTICLE II	Purpose of Trust	3

ARTICLE III	Shares	3

Section 1.	Division of Beneficial Interest	3
Section 2.	Ownership of Shares	4
Section 3.	Transfer of Shares	5
Section 4.	Investments in the Trust	5
Section 5.	Status of Shares and Limitation of Personal Liability	5
Section 6.	Establishment and Designation of Series or Class	6
Section 7.	Indemnification of Shareholders	8

ARTICLE IV	Trustees	9

Section 1.	Number, Election and Tenure	9
Section 2.	Effect of Death, Resignation, etc	9
Section 3.	Powers	10
Section 4.	Expenses of the Trust and Series	14
Section 5.	Ownership of Assets of the Trust	14
Section 6.	Service Contracts	15
Section 7.	Trustees and Officers as Shareholders	16
Section 8.	Additional Provisions	16

ARTICLE V	Shareholders’ Voting Powers and Meetings	17

Section 1.	Voting Powers, Meetings, Notice, and Record Dates	17
Section 2.	Quorum and Required Vote	18
Section 3.	Record Dates for Dividends and Distributions	18
Section 4.	Additional Provisions	18

ARTICLE VI	Net Asset Value, Distributions and Redemptions	18

Section 1.	Determination of Net Asset Value, Net Income, and Distributions18
Section 2.	Redemptions and Repurchases	19

ARTICLE VII	Compensation, Limitation of Liability, and Indemnification	21

Section 1.	Trustee Compensation	21
Section 2.	Limitation of Liability	21
Section 3.	Indemnification	21
Section 4.	Trustee’s Good Faith Action, Expert Advice, No Bond or Surety23
Section 5.	Insurance	23
Section 6.	Employee Benefit Plans	24

ARTICLE VIII	Miscellaneous	24

Section 1.	Liability of Third Persons Dealing with Trustees	24
Section 2.	Derivative Actions	24
Section 3.	Termination of the Trust or Any Series or Class	26
Section 4.	Reorganization	26
Section 5.	Amendments	27
Section 6.	Filing of Copies, References, Headings	28
Section 7.	Applicable Law	28
Section 8.	Provisions in Conflict with Law or Regulations	29
Section 9.	Statutory Trust Only	29
Section 10.	Writings	29

21126571.2

AMENDED AND RESTATED DECLARATION OF TRUST
of
MainStay VP Funds Trust

THIS AMENDED AND RESTATED DECLARATION OF TRUST is made as of the date set forth below by the Trustees named hereunder for the purpose of forming a Delaware statutory trust in accordance with the provisions hereinafter set forth.

WHEREAS, the initial Trustees executed an Agreement and Declaration of Trust effective as of December 15, 2010 (the “Original Declaration of Trust”); and

WHEREAS, the Trustees desire to amend and restate the Original Declaration of Trust in its entirety;

NOW, THEREFORE, the Trustees do hereby declare that the Trustees will hold IN TRUST all cash, securities, and other assets which the Trust now possesses or may hereafter acquire from time to time in any manner and manage and dispose of the same upon the following terms and conditions for the benefit of the Shareholders of this Trust.

I.

Name and Definitions

A.            Name. This Trust shall be known as “MainStay VP Funds Trust,” and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

B.            Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

1. “Administrator” means a party furnishing services to the Trust pursuant to any administration contract described in Article IV, Section 6(a) hereof;

2. “By-Laws” shall mean the By-Laws of the Trust as amended from time to time, which By-Laws are expressly herein incorporated by reference as part of the “governing instrument” within the meaning of the Delaware Act;

3. “Certificate of Trust” means the certificate of trust filed by the Trustees of this Trust on February 1, 2011, in the Office of the Secretary of State of the State of Delaware in accordance with the Delaware Act, as it may be amended or restated from time to time;

4.            “Class” means a class of Shares of a Series of the Trust established in accordance with the provisions of Article III hereof;

5.            “Code” means the Internal Revenue Code of 1986 (or any successor statute), as amended from time to time, and the rules and regulations thereunder, as adopted or amended from time to time;

6. “Commission” shall have the meaning given such term in the 1940 Act;

7.            “Declaration of Trust” means this Amended and Restated Declaration of Trust, as amended, supplemented or amended and restated from time to time;

8.            “Delaware Act” means the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq., as amended from time to time;

9.            “Interested Person” shall have the meaning given it in Section 2(a)(19) of the 1940 Act;

10. “Investment Adviser” means a party furnishing services to the Trust pursuant to any investment advisory contract described in Article IV, Section 6(a) hereof;

11. “Net Asset Value” means the net asset value of each Series or Class of the Trust, determined as provided in Article VI, Section 1 hereof;

12. “1940 Act” means the Investment Company Act of 1940, as amended from time to time, and the rules and regulations thereunder, as adopted or amended from time to time;

13. “Outstanding Shares” means Shares shown in the books of the Trust or its transfer agent as then-outstanding;

14. “Person means and includes natural persons, corporations, partnerships, limited partnerships, separate accounts, statutory trusts and foreign statutory trusts, trusts, limited liability companies, associations, joint ventures, estates, custodians, nominees and any other individual or entity in its own or any representative capacity, and governments and agencies and political subdivisions thereof, in each case whether domestic or foreign;

15.            “Principal Underwriter” shall have the meaning given such term in the 1940 Act;

16. “Series” means each Series of Shares established and designated under or in accordance with the provisions of Article III hereof;

17.            “Shareholder” means a record owner of Outstanding Shares;

18.            “Shares” means the transferable units of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares;

19.            “Trust” means the Delaware statutory trust established under the Delaware Act by this Declaration of Trust and the filing of the Certificate of Trust in the Office of the Secretary of State of the State of Delaware;

20.            “Trust Property” means any and all property, real or personal, tangible or intangible, which is from time to time owned or held by or for the account of the Trust or any Series;

21.            “Trustees” means the “Person” or “Persons” who have signed this Declaration of Trust and all other Persons who may from time to time be duly elected or appointed and have qualified to serve as Trustees in accordance with the provisions hereof, in each case so long as such Person shall continue in office in accordance with the terms of this Declaration of Trust, and reference herein to a Trustee or the Trustees shall refer to such Person or Persons in his or her or their capacity as Trustees hereunder.

II.

Purpose of Trust

The purpose of the Trust is to conduct, operate and carry on the business of an open-end management investment company registered under the 1940 Act through one or more Series.  In furtherance of the foregoing, it shall be the purpose of the Trust to do everything necessary, suitable, convenient or proper for the conduct, promotion and attainment of any businesses and purposes which at any time may be incidental or may appear conducive or expedient for the accomplishment of the business of an open-end management investment company registered under the 1940 Act and which may be engaged in or carried on by a trust organized under the Delaware Act, and in connection therewith the Trust shall have and may exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware statutory trust.

III.

Shares

A.            Division of Beneficial Interest.

1. The beneficial interest in the Trust shall be divided into one or more Series.  The Trustees may divide each Series into one or more Classes.  The Trustees hereby establish the Series and Classes listed in Schedule A attached hereto and made a part hereof.  Schedule A may be revised from time to time by resolution of a majority of the Trustees.  Subject to the further provisions of this Article III and any applicable requirements of the 1940 Act, the Trustees shall have full power and authority, in their sole discretion, and without obtaining any authorization or vote of the Shareholders of any Series or Class thereof, to:

a. divide the beneficial interest in each Series or Class thereof into Shares, with or without par value as the Trustees shall determine;

b. issue Shares without limitation as to number (including fractional Shares) to such Persons and for such amount and type of consideration, subject to any restriction set forth in the By-Laws, including cash or securities, at such time or times and on such terms as the Trustees may deem appropriate;

c. establish and designate and change in any manner any Series or Class thereof and fix such preferences, voting powers, rights, duties and privileges and business purposes of each Series or Class thereof as the Trustees may from time to time determine, which preferences, voting powers, rights, duties and privileges may be senior or subordinate to (or in the case of business purposes, different from) any existing Series or Class thereof and may be limited to specified property or obligations of the Trust or profits and losses associated with specified property or obligations of the Trust, provided, however, that the Trustees may not change the Outstanding Shares of a Series in a manner materially adverse to Shareholders of such Shares without the vote of a majority of such Outstanding Shares;

d. divide or combine the Shares of any Series or Class thereof into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares of such Series or Class thereof in the assets held with respect to that Series;

e.            classify or reclassify any issued Shares of any Series or Class thereof into Shares of one or more Series or Classes thereof;

f. issue Shares to acquire other assets (including assets subject to, and in connection with, the assumption of liabilities) and businesses;

g. change the name of any Series or Class thereof;

h. abolish any one or more Series or Classes thereof; and

i. take such other action with respect to the Shares as the Trustees may deem desirable.

2.            Subject to the distinctions permitted among Classes of the same Series as established by the Trustees, consistent with the requirements of the 1940 Act, each Share of a Series of the Trust shall represent an equal beneficial interest in the net assets of such Series, and each Shareholder of a Series shall be entitled to receive such Shareholder’s pro rata share of distributions of income and capital gains, if any, made with respect to such Series.  Upon redemption of the Shares of any Series, the applicable Shareholder shall be paid solely out of the funds and property of such Series of the Trust.

3.            All references to Shares in this Declaration of Trust shall be deemed to be references to Shares of any or all Series or Classes thereof, as the context may require.  All provisions herein relating to the Trust shall apply equally to each Series of the Trust and each Class thereof, except as otherwise provided or as the context otherwise requires.

4.            All Shares issued hereunder, including, without limitation, Shares issued in connection with a dividend in Shares or a split or reverse split of Shares, shall be fully paid and non-assessable.  Except as otherwise provided by the Trustees, Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

B.            Ownership of Shares.

The ownership of Shares shall be recorded on the books of the Trust or those of a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series or Class of the Trust.  No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time.  The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares of each Series or Class of the Trust and similar matters.  The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to the identity of the Shareholders of each Series or Class of the Trust and as to the number of Shares of each Series or Class of the Trust held from time to time by each Shareholder.  No Shareholder shall be entitled to receive any payment of a dividend or distribution, nor to have notice given to him as provided herein or in the By-Laws, until he or she has given his or her address to the Trust or to the Trust’s transfer or similar agent.

C.            Transfer of Shares.

Except as otherwise provided by the Trustees, Shares shall be transferable on the books of the Trust only by the record holder thereof or by his or her duly authorized agent upon delivery to the Trustees or the Trust’s transfer or similar agent of a duly executed instrument of transfer (together with a Share certificate if one is outstanding), and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Trustees.  Upon such delivery, and subject to any further requirements specified by the Trustees or contained in the By-Laws, the transfer shall be recorded on the books of the Trust.  Until a transfer is so recorded, the Shareholder of record of Shares shall be deemed to be the holder of such Shares for all purposes hereunder, and neither the Trustees nor the Trust, nor any transfer agent or registrar or any officer, employee, or agent of the Trust, shall be affected by any notice of a proposed transfer.

D.            Investments in the Trust.

Investments may be accepted by the Trust from Persons, at such times, on such terms, and for such consideration as the Trustees from time to time may authorize.  At the Trustees’ discretion, such investments, subject to applicable law, may be in the form of cash or securities, valued as provided in Article VI, Section 1.  Investments in a Series shall be credited to each Shareholder’s account in the form of full and fractional Shares at the Net Asset Value per Share next determined after the investment is received or accepted as may be determined by the Trustees; provided, however, that the Trustees may, in their sole discretion, (a) impose a sales charge upon investments in any Series or Class, (b) issue fractional Shares, or (c) determine the Net Asset Value per Share of the initial capital contribution.  The Trustees shall have the right to refuse to accept investments in any Series at any time without any cause or reason therefor whatsoever.

E.            Status of Shares and Limitation of Personal Liability.

Shares shall be deemed to be personal property giving only the rights provided in this Declaration of Trust.  Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to be bound by the terms hereof.  The death, incapacity, dissolution, termination, or bankruptcy of a Shareholder during the existence of the Trust shall not operate to terminate the Trust, nor entitle the representative of any such Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such representative only to the rights of such Shareholder under this Declaration of Trust.  Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a participation or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners.  No Shareholder shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any Series or Class except by reason of their own acts or conduct.  Neither the Trust nor the Trustees, nor any officer, employee, or agent of the Trust shall have any power to bind personally any Shareholders, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.  Shareholders shall have the same limitation of personal liability as is extended to shareholders of a private corporation for profit incorporated in the State of Delaware, to the extent that such limitation of liability is greater than the limitation of liability specifically provided in this Section.

F.            Establishment and Designation of Series or Class.

1.            The establishment and designation of any Series or Class of Shares of the Trust shall be effective upon the adoption by a majority of the then Trustees of a resolution that sets forth such establishment and designation and the relative rights and preferences of such Series or Class of the Trust, whether directly in such resolution or by reference to another document including, without limitation, any registration statement of Trust, or as otherwise provided in such resolution.

2.            Shares of each Series or Class of the Trust established pursuant to this Article III, unless otherwise provided in the resolution establishing such Series or Class, shall have the following relative rights and preferences:

a. Assets Held with Respect to a Particular Series.

All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived (including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be), shall irrevocably be held separately with respect to that Series for all purposes, subject only to the rights of creditors of such Series, from the assets of the Trust and every other Series and shall be so recorded upon the books of account of the Trust.  Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived (including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds), in whatever form the same may be, are herein referred to as “assets held with respect to” that Series.  In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as assets held with respect to any particular Series (collectively “General Assets”), the Trustees shall allocate such General Assets to, between or among any one or more of the Series in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable, and any General Assets so allocated to a particular Series shall be held with respect to that Series.  Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.  Separate and distinct records shall be maintained for each Series and the assets held with respect to each Series shall be held and accounted for separately from the assets held with respect to all other Series and the General Assets of the Trust not allocated to such Series.

b. Liabilities Held with Respect to a Particular Series.

The assets of the Trust held with respect to each particular Series shall be charged against the liabilities of the Trust held with respect to that Series and all expenses, costs, charges, and reserves attributable to that Series, except that liabilities and expenses allocated solely to a particular Class shall be borne by that Class.  Any general liabilities of the Trust which are not readily identifiable as being held with respect to any particular Series or Class shall be allocated and charged by the Trustees to and among any one or more of the Series or Classes in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable.  All liabilities, expenses, costs, charges, and reserves so charged to a Series or Class are herein referred to as “liabilities held with respect to” that Series or Class.  Each allocation of liabilities, expenses, costs, charges, and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Series or Classes for all purposes.  Without limiting the foregoing, but subject to the right of the Trustees to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets held with respect to such Series only and not against the assets of the Trust generally or against the assets held with respect to any other Series.  Notice of this contractual limitation on liabilities among Series may, in the Trustees’ discretion, be set forth in the Certificate of Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act, and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the Delaware Act (and any successor provisions) relating to limitations on liabilities among Series (and the statutory effect under Section 3804 (and any successor provisions) of setting forth such notice in the Certificate of Trust) shall become applicable to the Trust and each Series.  Any person extending credit to, contracting with or having any claim against any Series may look only to the assets of that Series to satisfy or enforce any debt with respect to that Series.  No Shareholder or former Shareholder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series.

c.            Dividends, Distributions, Redemptions, and Repurchases.

Notwithstanding any other provisions of this Declaration of Trust, including, without limitation, Article VI, no dividend or distribution, including, without limitation, any distribution paid upon termination of the Trust or of any Series or Class with respect to, nor any redemption or repurchase of, the Shares of any Series or Class, shall be effected by the Trust other than from the assets held with respect to such Series, nor shall any Shareholder or any particular Series or Class otherwise have any right or claim against the assets held with respect to any other Series except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series.  The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Shareholders.

d.            Equality.

All the Shares of each particular Series shall represent an equal proportionate interest in the assets held with respect to that Series (subject to the liabilities held with respect to that Series or Class thereof and such rights and preferences as may have been established and designated with respect to any Class within such Series), and each Share of any particular Series shall be equal to each other Share of that Series.  With respect to any Class of a Series, each such Class shall represent interests in the assets of that Series and have the same voting, dividend, liquidation and other rights and terms and conditions as each other Class of that Series, except that expenses allocated to a Class may be borne solely by such Class as determined by the Trustees and a Class may have exclusive voting rights with respect to matters affecting only that Class.

e.            Fractions.

Any fractional Share of a Series or Class thereof shall carry proportionately all the rights and obligations of a whole Share of that Series or Class, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Trust.

f.            Exchange and Conversion Privileges.

The Trustees shall have the authority to provide that the Shareholders of any Series or Class shall have the right to exchange or convert said Shares for Shares of one or more other Series of Shares or Class of Shares of the Trust or of other investment companies registered under the 1940 Act in accordance with such requirements and procedures as may be established by the Trustees.

g.            Combination of Series.

The Trustees shall have the authority, without the approval of the Shareholders of any Series or Class, unless otherwise required by applicable law, to combine the assets and liabilities held with respect to any two or more Series or Classes into assets and liabilities held with respect to a single Series or Class; provided, however, that the Trustees may not change the Outstanding Shares in a manner materially adverse to Shareholders of such Series or Class without the vote of a majority of the Outstanding Shares of such Series or Class.

G.            Indemnification of Shareholders.

If any Shareholder or former Shareholder of any Series shall be held to be personally liable solely by reason of a claim or demand relating to such Person being or having been a Shareholder, and not because of such Person’s acts or omissions, the Shareholder or former Shareholder (or such Person’s heirs, executors, administrators, or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified against all loss and expense arising from such claim or demand, but only out of the assets held with respect to the particular Series of Shares of which such Person is or was a Shareholder and from or in relation to which such liability arose.  The Trust, on behalf of the applicable Series, may, at its option, assume the defense of any such claim made against such Shareholder.  Neither the Trust nor the applicable Series shall be responsible for satisfying any obligation arising from such a claim that has been settled by the Shareholder without the prior written notice to, and consent of, the Trust.

IV.

Trustees

A.            Number, Election and Tenure.

The number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by a majority of the Trustees, or by resolution approved at a duly constituted meeting, provided, however, that the number of Trustees shall in no event be less than three nor more than ten as determined, from time to time, by the Trustees pursuant to Section 3 of this Article IV.  Each Trustee shall serve during the lifetime of the Trust until he or she (a) dies, (b) resigns, (c) has reached the mandatory retirement age, if any, as set by the Trustees, (d) is declared incompetent by a court of appropriate jurisdiction, or (e) is removed, or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his or her successor.  In the event that less than the majority of the Trustees holding office have been elected by the Shareholders, the Trustees then in office shall call a Shareholders’ meeting for the election of Trustees.  Any Trustee may resign at any time by written instrument signed by him or her and delivered to any officer of the Trust or to a meeting of the Trustees.  Such resignation shall be effective upon receipt unless specified to be effective at some other time.  Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.  The Shareholders may elect Trustees at any meeting of Shareholders called by the Trustees for that purpose.  Any Trustee may be removed (a) with or without cause at any meeting of Shareholders by a vote of two-thirds of the Outstanding Shares of the Trust, or (b) with or without cause at any time by written instrument signed by at least two-thirds of the remaining Trustees, specifying the date when such removal shall become effective.

B.            Effect of Death, Resignation, etc. of a Trustee.

The death, declination to serve, resignation, retirement, removal or incapacity of one or more Trustees, or all of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.  Whenever there shall be fewer than the designated number of Trustees, until additional Trustees are elected or appointed as provided herein to bring the total number of Trustees equal to the designated number, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust.  As conclusive evidence of such vacancy, a written instrument certifying the existence of such vacancy may be executed by an officer of the Trust or by a majority of the Trustees.  In the event of the death, declination, resignation, retirement, removal, or incapacity of all the then Trustees within a short period of time and without the opportunity for at least one Trustee being able to appoint additional Trustees to replace those no longer serving, the Trust’s Investment Adviser is empowered to appoint new Trustees subject to the provisions of Section 16(a) of the 1940 Act.

C.            Powers.

1. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Trustees, and the Trustees shall have all powers necessary or convenient to carry out that responsibility, including the power to engage in securities transactions of all kinds on behalf of the Trust.  Without limiting the foregoing, the Trustees may: adopt By-Laws not inconsistent with this Declaration of Trust providing for the management of the affairs of the Trust and may amend and repeal such By-Laws to the extent that such By-Laws do not reserve that right to the Shareholders; enlarge or reduce the number of Trustees; remove any Trustee with or without cause at any time by written instrument signed by a least two-thirds of the remaining Trustees, specifying the date when such removal shall become effective, and fill vacancies caused by enlargement of their number or by the death, resignation, retirement or removal of a Trustee; elect and remove, with or without cause, such officers and appoint and terminate such agents as they consider appropriate; appoint from their own number and establish and terminate one or more committees, consisting of two or more Trustees, that may exercise the powers and authority of the Board of Trustees to the extent that the Trustees so determine; employ one or more custodians of the assets of the Trust and authorize such custodians to employ sub-custodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank; employ an Administrator for the Trust and authorize such Administrator to employ sub-administrators; employ an Investment Adviser to the Trust and authorize such Investment Adviser to employ sub-advisers; retain a transfer agent or a shareholder servicing agent, or both; provide for the issuance and distribution of Shares by the Trust directly or through one or more Principal Underwriters or otherwise; redeem, repurchase and transfer Shares pursuant to applicable law; set record dates for the determination of Shareholders with respect to various matters; declare and pay dividends and distributions to Shareholders of each Series from the assets of such Series; and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such Investment Adviser, Administrator, sub-adviser, sub-administrator, custodian, transfer or shareholder servicing agent, or Principal Underwriter.  Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive.  In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees.  Unless otherwise specified herein or in the By-Laws or required by law, any action by the Trustees shall be deemed effective if approved or taken by: (1) a majority of the Trustees present at a meeting of Trustees at which a quorum of Trustees is present, within or without the State of Delaware; or (2) by the written consent of a majority of the Trustees then in office, subject to any conditions, requirements, or restrictions contained in the By-Laws.

2. Without limiting the foregoing, the Trustees shall have the power and authority to cause the Trust (or to act on behalf of the Trust):

a. To invest and reinvest cash and other property, to hold cash or other property uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of or enter into contracts for the future acquisition or delivery of securities and other instruments and property of every nature and kind, including, without limitation, shares or interests in open-end or closed-end investment companies or other pooled investment vehicles, common and preferred stocks, warrants and rights to purchase securities, all types of bonds, debentures, stocks, negotiable or non-negotiable instruments, loans, obligations, participations, other evidences of indebtedness, certificates of deposit or indebtedness, commercial papers, repurchase agreements, bankers’ acceptances, derivative instruments, and other securities or properties of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, and foreign government or any political subdivision of the United States Government or any foreign government, or any international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or engage in “when issued” or delayed delivery transactions and in all types of financial instruments and hedging and risk management transactions; change the investments of the assets of the Trust; and to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers, and privileges in respect of any of said instruments;

b. To sell, exchange, lend, pledge, mortgage, hypothecate, lease, or write options (including, options on futures contracts) with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust or any Series;

c.            To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property and to execute and deliver proxies or powers of attorney to such Person or Persons as the Trustees shall deem proper, granting to such Person or Persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

d.            To exercise powers and right of subscription or otherwise which in any manner arise out of ownership or securities;

e.            To hold any security or property in any form, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or sub-custodian or a nominee or nominees or otherwise;

f.            To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

g.            To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

h.            To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including, but not limited to, claims for taxes;

i.            To enter into joint ventures, general or limited partnerships and any other combinations or associations;

j.            To borrow funds or other property in the name of the Trust exclusively for Trust purposes and in connection therewith issue notes or other evidence of indebtedness and to mortgage and pledge the Trust Property or any part thereof to secure any or all of such indebtedness;

k.            To endorse or guarantee the payment of any notes or other obligations of any Person, to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof, and to mortgage and pledge the Trust Property or any part thereof to secure any of or all of such obligations;

l. To purchase and pay for entirely out of Trust Property such insurance as the Trustees may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and insurance polices insuring the Shareholders, Trustees, officers, employees, agents, Investment Advisers, Principal Underwriters, or independent contractors of the Trust, individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, Investment Adviser, Principal Underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such Person against liability;

m.            To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans and trusts, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

n.            To operate as and carry out the business of an investment company, and exercise all the powers necessary or appropriate to the conduct of such operations;

o.            To enter into contracts of any kind and description;

p.            To employ as custodian of any assets of the Trust one or more banks, trust companies or companies that are members of a national securities exchange or such other entities as the Commission may permit as custodians of the Trust, subject to any conditions set forth in this Declaration of Trust or in the By-Laws;

q.            To employ auditors, counsel or other agents of the Trust, subject to any conditions set forth in this Declaration of Trust or in the By-Laws;

r.            To interpret the investment policies, practices, or limitations of any Series or Class; and

s.            To establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes, and with separate Shares representing beneficial interests in such Series, and to establish separate Classes, all in accordance with the provisions of Article III;

t.            To the fullest extent permitted by Section 3804 of the Delaware Act and any successor provisions, to allocate assets, liabilities and expenses of the Trust to a particular Series and liabilities and expenses to a particular Class or to apportion the same between or among two or more Series or Classes, provided that any liabilities or expenses incurred by a particular Series or Class shall be payable solely out of the assets belonging to that Series or Class as provided for in Article III;

u.            To select brokers, dealers, futures commission merchants, banks or any agents or other entities, as appropriate, with which to effect transactions in securities and other instruments or investments including, but not limited to, stocks, bonds, currencies, futures, forwards, swaps and other instruments including money market instruments;

v.    To execute and enter into brokerage contracts, risk disclosure and other agreements reasonable, necessary or convenient in order to transact in the foregoing instruments; and

w.   To engage in any other lawful act or activity in which a statutory trust organized under the Delaware Act may engage subject to the requirements of the 1940 Act.

3. The Trust shall not be limited to investing in obligations maturing before the possible termination of the Trust or one or more of its Series.  The Trust shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries.  The Trust shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.  The Trust may pursue its investment program and any other powers as set forth in this Section 3 of Article IV either directly or indirectly through one or more subsidiary vehicles at the discretion of the Trustees or by operating in a master feeder structure.

4. Except as prohibited by applicable law, the Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any Investment Adviser, Administrator, Principal Underwriter, distributor or transfer agent for the Trust or with any Interested Person of such person.  The Trust may employ any such person, or entity in which such person is an Interested Person, as broker, legal counsel, registrar, Investment Adviser, Administrator, Principal Underwriter, distributor, transfer agent, dividend disbursing agent, shareholder servicing agent, custodian or in any other capacity upon customary terms.

D.            Expenses of the Trust and Series.

Subject to Article III, Section 6, the Trust or a particular Series shall pay, directly or indirectly through contractual arrangements, or shall reimburse the Trustees from the Trust Property or the assets belonging to the particular Series, for their expenses and disbursements, including, but not limited to, interest charges, taxes, brokerage fees and commissions; expenses of pricing Trust portfolio securities; expenses of sale, addition and reduction of Shares; insurance premiums; applicable fees, interest charges and expenses of third parties, including the Trust’s investment advisers, managers, administrators, distributors, custodians, transfer agents, shareholder servicing agents and fund accountants; fees of pricing, interest, dividend, credit and other reporting services; costs of membership in trade associations; telecommunications expenses; funds transmission expenses; auditing, legal and compliance expenses; costs of forming the Trust and its Series and maintaining their existence; costs of preparing and printing the prospectuses, statements of additional information and Shareholder reports of the Trust and each Series and delivering them to Shareholders; expenses of meetings of Shareholders and proxy solicitations therefor; costs of maintaining books and accounts; costs of reproduction, stationery and supplies; fees and expenses of the Trustees; compensation of the Trust’s officers and employees and costs of other personnel performing services for the Trust or any Series; costs of Trustee meetings; Commission registration fees and related expenses; registration fees and related expenses under state or foreign securities or other laws; and for such non-recurring items as may arise, including litigation to which the Trust or a Series (or a Trustee or officer of the Trust acting as such) is a party, and for all losses and liabilities by them incurred in administering the Trust.  The Trustees shall have a lien on the assets belonging to the appropriate Series, or in the case of an expense allocable to more than one Series, on the assets of each such Series, prior to any rights or interests of the Shareholders thereto, for the reimbursement to them of such expenses, disbursements, losses and liabilities.  This Article shall not preclude the Trust from directly paying any of the aforementioned fees and expenses.

E.            Ownership of Assets of the Trust.

The assets of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees.  Title to all of the assets of the Trust shall at all times be considered as vested in the Trust, except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine.  The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee.  Upon the resignation, removal or death of a Trustee, he or she shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.  No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or any right of partition or possession thereof, but each Shareholder shall have a proportionate undivided beneficial ownership in the Trust or Series.

F.            Service Contracts.

1. Subject to such requirements and restrictions as may be set forth under federal and/or state law or regulation and in the By-Laws, including, without limitation, the requirements of Section 15 of the 1940 Act, the Trustees may, at any time and from time to time, contract for exclusive or non-exclusive advisory, management and/or administrative services for the Trust or for any Series (or Class thereof) with any corporation, trust, association, or other Person; and any such contract may contain such other terms as the Trustees may determine, including, without limitation, authority for the Investment Adviser to supervise and direct the investment of all assets held, and to determine from time to time without prior consultation with the Trustees what investments shall be purchased, held, sold, or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust’s investments; authority for the Investment Adviser or Administrator to delegate certain or all of its duties under such contracts to qualified investment advisers and administrators, or such other activities as may specifically be delegated to such party.

2. The Trustees may also, at any time and from time to time, contract with any corporation, trust, association, or other Person, appointing it exclusive or non-exclusive distributor or Principal Underwriter for the Shares of one or more of the Series (or Classes) or other securities to be issued by the Trust.  Every such contract shall comply with such requirements and restrictions as may be set forth under federal and/or state law or regulation and in the By-Laws, including, without limitation, the requirements of Section 15 of the 1940 Act, and any such contract may contain such other terms as the Trustees may determine.

3.            The Trustees are also empowered, at any time and from time to time, to contract with any corporations, trusts, associations or other Persons, appointing it or them the custodian, transfer agent and/or shareholder servicing agent for the Trust or one or more of its Series.  Every such contract shall comply with such requirements and restrictions as may be set forth under federal and/or state law or regulation, in the By-Laws, and stipulated by resolution of the Trustees.

4.            The Trustees may adopt a plan or plans of distribution with respect to Shares of any Series or Class and enter into any related agreements, whereby the Series or Class finances directly or indirectly any activity that is primarily intended to result in sales of its Shares, subject to the requirements of Section 12 of the 1940 Act, Rule 12b-1 thereunder, and other applicable rules and regulations.

5. Subject to applicable law, the Trustees are further empowered, at any time and from time to time, to contract with any entity to provide such other services to the Trust or one or more of the Series, as the Trustees determine to be in the best interests of the Trust and the applicable Series.

6.            The fact that:

a.            any of the Shareholders, Trustees, or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, Investment Adviser, Administrator, sub-adviser, sub-administrator, Principal Underwriter, distributor, or affiliate or agent of or for any corporation, trust, association, or other Person, or for any parent or affiliate of any organization with which an advisory, management, or administration contract, or Principal Underwriter’s or distributor’s contract, or transfer agent, shareholder servicing agent or other type of service contract may have been or may hereafter be made, or that any such Person, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust; or that

b. any corporation, trust, association or other Person with which an advisory, management, or administration contract or Principal Underwriter’s or distributor’s contract, or transfer agent or shareholder servicing agent contract may have been or may hereafter be made also has an advisory, management, or administration contract, or Principal Underwriter’s or distributor’s or other service contract with one or more other corporations, trusts, associations, or other Persons, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same, or create any liability or accountability to the Trust or its Shareholders, provided approval of each such contract is made pursuant to the requirements of the 1940 Act.

G.            Trustees and Officers as Shareholders.

Any Trustee, officer or agent of the Trust may acquire, own and dispose of Shares to the same extent as if he were not a Trustee, officer or agent.  The Trustees may issue and sell and cause to be issued and sold Shares to, and redeem such Shares from, any such Person or any firm or company in which such Person is interested, subject only to the general limitations contained herein or in the By-Laws relating to the sale and redemption of such Shares.

H. Additional Provisions

The By-Laws may include further provisions with regard to the establishment of an advisory board of the Trust, the appointment of advisory board members, and such advisory board members’ rights, responsibilities, compensation, liability, indemnification, insurance and any other related matters as the Trustees in their sole discretion may determine.

V.

Shareholders’ Voting Powers and Meetings

A.            Voting Powers, Meetings, Notice, and Record Dates.

1. The Shareholders shall have power to vote only with respect to:

a. the election or removal of Trustees as provided in Article IV hereof; and

b. such additional matters relating to the Trust as may be required by applicable law, this Declaration of Trust, the By-Laws or any registration of the Trust with the Commission (or any successor agency), or as the Trustees may consider necessary or desirable.

2. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote.

3. Notwithstanding any other provision of this Declaration of Trust, on any matters submitted to a vote of the Shareholders, all Shares of the Trust then entitled to vote shall be voted in aggregate, except:

a. when required by the 1940 Act, Shares shall be voted by individual Series;

b. when the matter involves any action that the Trustees have determined will affect only the interests of one or more Series, then only the Shareholders of such Series shall be entitled to vote thereon; and

c. when the matter involves any action that the Trustees have determined will affect only the interests of one or more Classes, then only the Shareholders of such Class or Classes shall be entitled to vote thereon.

4. There shall be no cumulative voting in the election of Trustees.

5. Shares may be voted in person or by proxy.  A proxy may be given in writing.  The By-Laws may provide that proxies may also, or may instead, be given by an electronic or telecommunications device or in any other manner.

6. Notwithstanding anything else contained herein or in the By-Laws, in the event a proposal by anyone other than the officers or Trustees of the Trust is submitted to a vote of the Shareholders of one or more Series or Classes thereof or of the Trust, or in the event of any proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees of the Trust, Shares may be voted only by written proxy or in person at a meeting and not by electronic or telecommunications device or any other manner.

7. Until Shares of a Class or Series are issued, the Trustees may exercise all rights of Shareholders of that Class or Series and may take any action required by law, this Declaration of Trust or the By-Laws to be taken by the Shareholders with respect to that Class or Series.  Shares held in the treasury shall not confer any voting rights on the Trustees and shall not be entitled to any dividends or other distributions declared with respect to the Shares.

8. Meetings of the Shareholders shall be called and notice thereof and record dates therefor shall be given and set as provided in the By-Laws.

B.            Quorum and Required Vote.

Except when a larger quorum is required by applicable law, by the By-Laws or by this Declaration of Trust, thirty-three and one-third percent (33-1/3%) of the Shares entitled to vote shall constitute a quorum at a Shareholders’ meeting.  When any one or more Series (or Classes) is to vote separately from any other Shares, thirty-three and one-third percent (33-1/3%) of the Shares of each such Series (or Class) entitled to vote shall constitute a quorum at a Shareholders’ meeting of that Series (or Class).  Except when a larger vote is required by any provision of this Declaration of Trust or the By-Laws or by applicable law, when a quorum is present at any meeting, a majority of the Shares voted shall decide any questions and a plurality of the Shares voted shall elect a Trustee, provided that where any provision of law or of this Declaration of Trust requires that the holders of any Series shall vote as a Series (or that holders of a Class shall vote as a Class), then a majority of the Shares of that Series (or Class) voted on the matter (or a plurality with respect to the election of a Trustee) shall decide that matter insofar as that Series (or Class) is concerned.

C.            Record Dates for Dividends and Distributions.

For the purpose of determining the Shareholders of any Series (or Class) who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a date, which shall be before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders of such Series (or Class) having the right to receive such dividend or distribution.  Without fixing a record date, the Trustees may for distribution purposes close the register or transfer books for one or more Series (or Classes) at any time prior to the payment of a distribution.  Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Series (or Classes).

D.            Additional Provisions.

The By-Laws may include further provisions for Shareholders, votes and meetings and related matters.

VI.

Net Asset Value, Distributions and Redemptions

A.            Determination of Net Asset Value, Net Income, and Distributions.

Subject to applicable law and Article III, Section 6 hereof, the Trustees, in their absolute discretion, may prescribe and shall set forth in the By-Laws or in a duly adopted resolution of the Trustees such bases and time for determining the Net Asset Value per Share of any Series or Class or net income attributable to the Shares of any Series or Class, or the declaration and payment of dividends and distributions on the Shares of any Series or Class, as they may deem necessary or desirable.  The Trustees shall cause the Net Asset Value of Shares of each Series or Class to be determined from time to time in a manner consistent with applicable laws and regulations.  The Trustees may delegate the power and duty to determine the Net Asset Value per Share to one or more Trustees or officers of the Trust or to a custodian, depository or other agent appointed for such purpose.  The Net Asset Value of Shares shall be determined separately for each Series or Class at such times as may be prescribed by the Trustees or, in the absence of action by the Trustees, as of the close of trading on the New York Stock Exchange on each day for all or part of which such Exchange is open for unrestricted trading.

B.            Redemptions and Repurchases.

1. Each Shareholder of a Series shall have the right at such times as may be permitted by the Trustees to require the Series to redeem all or any part of his Shares at a redemption price per Share equal to the Net Asset Value per Share at such time as the Trustees shall have prescribed by resolution. In the absence of such resolution, the redemption price per Share shall be the Net Asset Value next determined after receipt by the Series of a request for redemption in proper form less such charges as are determined by the Trustees and described in the Trust’s Registration Statement for that Series under the Securities Act of 1933.  The Trustees may specify conditions, prices, and places of redemption, and may specify binding requirements for the proper form or forms of requests for redemption.  Payment of the redemption price may be wholly or partly in securities or other assets at the value of such securities or assets used in such determination of Net Asset Value, or may be in cash.  Upon redemption, Shares may be reissued from time to time.  To the extent permitted by law, the Trustees may retain the proceeds of any redemption of Shares required by them for payment of amounts due and owing by a Shareholder to the Trust or any Series or Class.  Notwithstanding the foregoing, the Trustees may postpone payment of the redemption price and may suspend the right of the Shareholders to require any Series or Class to redeem Shares during any period of time when and to the extent permissible under the 1940 Act.

2. Subject to the provisions of paragraph (a) above, payment for any Shares which are presented for redemption shall be made in cash or property from the assets of the relevant Series and payment for such Shares shall be made within seven (7) calendar days after the date upon which the redemption request is effective, or such longer period as may be required.  The redemption price may in any case or cases be paid wholly or partly in kind if the Trustees determine that such payment is advisable in the interest of the remaining Shareholders of the Series or Class thereof for which the Shares are being redeemed.  Subject to the foregoing, the fair value, selection and quantity of securities or other property so paid or delivered as all or part of the redemption price may be determined by or under authority of the Trustees.  In no case shall the Trust be liable for any delay of any Investment Adviser or Administrator or other Person in transferring securities selected for delivery as all or part of any payment-in-kind.

3. If, as referred to in paragraph (a) above, the Trustees postpone payment of the redemption price and suspend the right of Shareholders to redeem their Shares, such suspension shall take effect at the time the Trustees shall specify, but not later than the close of business on the business day next following the declaration of suspension.  Thereafter Shareholders shall have no right of redemption or payment until the Trustees declare the end of the suspension.  If the right of redemption is suspended, a Shareholder may either withdraw his request for redemption or receive payment based on the Net Asset Value per Share next determined after the suspension terminates.

4.            If the Trustees shall, at any time and in good faith, determine that direct or indirect ownership of Shares of any Series or Class thereof has or may become concentrated in any Person to an extent that would disqualify any Series as a regulated investment company under the Code, then the Trustees shall have the power (but not the obligation), by such means as they deem equitable, to:

a. call for the redemption by any such Person of a number, or principal amount, of Shares sufficient to maintain or bring the direct or indirect ownership of Shares into conformity with the requirements for such qualification,

b. refuse to transfer or issue Shares of any Series or Class thereof to such Person whose acquisition of the Shares in question would result in such disqualification, or

c. take such other actions as they deem necessary and appropriate to avoid such disqualification.

5. The Trust shall, to the extent permitted by applicable law, have the right at any time to redeem the Shares owned by any holder thereof:

a. in connection with the termination of any Series or Class of Shares;

b. if the value of such Shares in the account or accounts maintained by the Trust or its transfer agent for such Series or Class of Shares is less than the value determined from time to time by the Trustees as the minimum required for an account or accounts of such Series or Class, provided that the Trust shall provide a Shareholder with written notice at least fifteen (15) calendar days prior to effecting a redemption of Shares as a result of not satisfying such requirement;

c. if the Shareholder fails to pay when due the full purchase price of Shares issued to him; and

d. if the Shareholder fails to comply with paragraph (f) of this Section 2.

Any such redemption shall be effected at the redemption price and in the manner provided in this Article VI.

6.            The Shareholders shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares and the beneficial owner(s) thereof as the Trustees deem necessary to comply with the provisions of the Code, or to comply with the requirements of any governmental authority or applicable law or regulation.

VII.

Compensation, Limitation of Liability, and Indemnification

A.            Trustee Compensation.

The Trustees in such capacity shall be entitled to reasonable compensation from the Trust, and they may fix the amount of such compensation.  However, the Trust will not compensate those Trustees who are otherwise compensated by the Investment Adviser, any sub-adviser or the Principal Underwriter under the terms of any contract between the Trust and the Investment Adviser, any sub-adviser or the Principal Underwriter, as applicable.  Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for such services by the Trust.

B.            Limitation of Liability.

           A Trustee or officer of the Trust, when acting in such capacity, shall not be personally liable to any person other than the Trust or a beneficial owner for any act, omission or obligation of the Trust or any Trustee or officer of the Trust.  A Trustee or officer of the Trust shall not be liable for any act or omission or any conduct whatsoever in his capacity as Trustee or officer, provided that nothing contained herein or in the Delaware Act shall protect any Trustee or officer against any liability to the Trust or to Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee or officer hereunder.  No Trustee who has been determined to be an “audit committee financial expert” (for purposes of Section 407 of the Sarbanes-Oxley Act of 2002 or any successor provision thereto) by the Board of Trustees shall be subject to any greater liability or duty of care in discharging such Trustee’s duties and responsibilities by virtue of such determination than is any Trustee who has not been so designated.

C.            Indemnification.

1. For purposes of this Section 3 and Section 5 of this Article VII and any related provisions of the By-laws, “Agent” means any Person who is, was or becomes an employee or other agent of the Trust who is not a Covered Person; “Proceeding” means any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including appeals); and “liabilities” and “expenses” include, without limitation, attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and all other liabilities whatsoever.

2. Subject to the exceptions and limitations contained in this Section, as well as any procedural requirements set forth in the By-Laws:

a. every person who is, has been, or becomes a Trustee or officer of the Trust (hereinafter referred to as a “Covered Person”) shall be indemnified by the Trust to the fullest extent permitted by law against any and all liabilities and expenses reasonably incurred or paid by him in connection with the defense of any Proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been such a Trustee or officer, and against amounts paid or incurred by him in the settlement thereof;

b. every Person who is, has been, or becomes an Agent of the Trust may, upon due approval of the Trustees (including a majority of the Trustees who are not Interested Persons of the Trust), be indemnified by the Trust, to the fullest extent permitted by law, against any and all liabilities and expenses reasonably incurred or paid by him in connection with the defense of any Proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been an Agent, and against amounts paid or incurred by him in the settlement thereof;

(iii)           every Person who is serving or has served at the request of the Trust as a director, officer, partner, trustee, employee, agent or fiduciary of another domestic or foreign corporation, partnership, joint venture, trust, other enterprise or employee benefit plan (“Other Position”) and who was or is a party or is threatened to be made a party to any Proceeding by reason of alleged acts or omissions while acting within the scope of his or her service in such Other Position, may, upon due approval of the Trustees (including a majority of the Trustees who are not Interested Persons of the Trust), be indemnified by the Trust, to the fullest extent permitted by law, against any and all liabilities and expenses reasonably incurred or paid by him in connection with the defense of any Proceeding in which he becomes involved as a party or otherwise by virtue of his being or having held such Other Position, and against amounts paid or incurred by him in the settlement thereof;

3. Without limitation of the foregoing and subject to the exceptions and limitations set forth in this Section, as well as any procedural requirements set forth in the By-Laws, the Trust shall indemnify each Covered Person who was or is a party or is threatened to be made a party to any Proceedings, by reason of alleged acts or omissions within the scope of his or her service as a Covered Person, against judgments, fines, penalties, settlements and reasonable expenses (including attorneys’ fees) actually incurred by him in connection with such proceeding to the maximum extent consistent with state law and the 1940 Act.

4. No indemnification shall be provided hereunder to any Person who shall have been adjudicated by a court or body before which the proceeding was brought (i) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office (collectively, “Disabling Conduct”) or (ii) not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust.

5. With respect to any Proceeding disposed of (whether by settlement, pursuant to a consent decree or otherwise) without an adjudication by the court or other body before which the Proceeding was brought, no indemnification shall be provided to a Trustee, officer, Agent or other Person unless there has been a dismissal of the Proceeding by the court or other body before which it was brought for insufficiency of evidence of any Disabling Conduct with which such Trustee, officer, Agent or other Person has been charged or a determination that such Trustee, officer, Agent or other Person did not engage in Disabling Conduct:

a. by the court or other body before which the Proceeding was brought;

b.
by at least a majority of those Trustees who are neither Interested Persons of the Trust nor are parties to the Proceeding based upon a review of readily available facts (as opposed to a full trial-type inquiry); or

c.	by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry).

6. The Trust’s financial obligations arising from the indemnification provided herein or in the By-Laws (i) may be insured by policies maintained by the Trust; (ii) shall be severable; (iii) shall not be exclusive of or affect any other rights to which any Person may now or hereafter be entitled; and (iv) shall continue as to a Person who has ceased to be subject to indemnification as provided in this Section as to acts or omissions that occurred while the Person was indemnified as provided herein and shall inure to the benefit of the heirs, executors and administrators of such Person.  Nothing contained herein shall affect any rights to indemnification to which Trust personnel, other than Covered Persons, may be entitled, and other persons may be entitled by contract or otherwise under law.

7. Expenses of a Person entitled to indemnification hereunder in connection with the defense of any Proceeding of the character described in paragraphs (a) and (b) above may be advanced by the Trust or Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Person that such amount will be paid over by him to the Trust or Series if it is ultimately determined that he is not entitled to indemnification under this Section 3; provided, however, that either (i) such Person shall have provided appropriate security for such undertaking, (ii) the Trust is insured against losses arising out of any such advance payments, or (iii) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a trial-type inquiry or full investigation), that there is reason to believe that such Person will be found entitled to indemnification under Section 3.

D.            Trustee’s Good Faith Action, Expert Advice, No Bond or Surety.

The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested.  A Trustee shall be liable to the Trust and to any Shareholder solely for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee  and shall not be liable for errors of judgment or mistakes of fact or law.  The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice.  The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

E.            Insurance.

The Trustees shall be entitled and empowered to the fullest extent permitted by law to purchase with Trust assets insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Person entitled to indemnification from the Trust in connection with any proceeding in which he or she may become involved by virtue of his or her capacity or former capacity entitling him or her to indemnification hereunder.

F.            Employee Benefit Plans.

This Article does not apply to any Proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in that Person’s capacity as such, even though that Person may also be an Agent of this Trust.  Nothing contained in this Article shall limit any right to indemnification to which such a trustee, investment manager, or other fiduciary may be entitled by contract or otherwise, which shall be enforceable to the extent permitted by law.

VIII.

Miscellaneous

A.            Liability of Third Persons Dealing with Trustees.

No Person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

B.            Derivative Actions.

1. Shareholders of the Trust or any Series may not bring a derivative action to enforce the right of the Trust or an affected Series or Class, as applicable, unless each of the following conditions is met:

a. Each complaining Shareholder was a Shareholder of the Trust or the affected Series or Class, as applicable, at the time of the action or failure to act complained of, or acquired the Shares afterwards by operation of law from a Person who was a Shareholder at that time;

b. Each complaining Shareholder was a Shareholder of the Trust or the affected Series or Class, as applicable, as of the time the demand required by subparagraph (iii) below was made;

c. Prior to the commencement of such derivative action, the complaining Shareholders have made a written demand to the Board of Trustees requesting that they cause the Trust or affected Series or Class, as applicable, to file the action itself.  In order to warrant consideration, any such written demand must include at least the following:

(1) a detailed description of the action or failure to act complained of and the facts upon which each such allegation is made;

(2) a statement to the effect that the complaining Shareholders believe that they will fairly and adequately represent the interests of similarly situated Shareholders in enforcing the right of the Trust or the affected Series of Class, as applicable and a explanation of why the complaining Shareholders believe that to be the case;

(3) a certification that the requirements of sub-paragraphs (i) and (ii) have been met, as well as information reasonably designed to allow the Trustees to verify that certification; and

(4) a certification that each complaining Shareholder will be a Shareholder of the Trust or the affected Series or Class, as applicable as of the commencement of the derivative action;

d. At least 10% of the Shareholders of the Trust or the affected Series or Class, as applicable, must join in bringing the derivative action; and

e. A copy of the derivative complaint must be served on the Trust, assuming the requirements of sub-paragraphs (i)-(iv) above have already been met and the derivative action has not been barred in accordance with paragraph (b)(ii) below.

2. Demands for derivative action submitted in accordance with the requirements above will be considered by those Trustees who are not deemed to be Interested Persons of the Trust.  Within 30 calendar days of the receipt of such demand by the Board of Trustees, those Trustees who are not deemed to be Interested Persons of the Trust will consider the merits of the claim and determine whether maintaining a suit would be in the best interests of the Trust or the affected Series or Class, as applicable.  Trustees that are not deemed to be Interested Persons of the Trust are deemed independent for all purposes, including for the purpose of approving or dismissing a derivative action.

a. If the demand for derivative action has not been considered within 30 calendar days of the receipt of such demand by the Board of Trustees, a decision communicated to the complaining Shareholder within the time permitted by sub-paragraph (ii) below, and sub-paragraphs (i)-(iv) of paragraph (a) above have been met, the complaining Shareholders shall not be barred by this Declaration of Trust from commencing a derivative action.

b. If the demand for derivative action has been considered by the Board of Trustees, and a majority of those Trustees who are not deemed to be Interested Persons of the Trust, after considering the merits of the claim, has determined that maintaining a suit would not be in the best interests of the Trust or the affected Series or Class, as applicable, the complaining Shareholders shall be barred from commencing the derivative action.  If upon such consideration the appropriate members of the Board determine that such a suit should be maintained, then the appropriate officers of the Trust shall commence initiation of that suit and such suit shall proceed directly rather than derivatively.  The Board of Trustees, or the appropriate officers of the Trust, shall inform the complaining Shareholders of any decision reached under this sub-paragraph (ii) in writing within five business days of such decision having been reached.

3. A Shareholder of a particular Series or Class of the Trust shall not be entitled to participate in a derivative action on behalf of any other Series or Class of the Trust.

C.            Termination of the Trust or Any Series or Class.

1. Unless terminated as provided herein, the Trust shall continue without limitation of time.  The Trust may be terminated at any time by vote of a majority of the Shares of each Series entitled to vote, voting separately by Series, or by the Trustees by written notice to the Shareholders.  Any Series or Class thereof may be terminated at any time by vote of a majority of the Shares of such Series or Class entitled to vote or by the Trustees by written notice to the Shareholders of such Series or Class.

2. Upon the requisite Shareholder vote or action by the Trustees to terminate the Trust or any one or more Series or any Class thereof, after paying or otherwise providing for all charges, taxes, expenses, and liabilities, whether due or accrued or anticipated, of the Trust or of the particular Series or any Class thereof as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees may consider appropriate reduce the remaining assets of the Trust or of the affected Series or Class to distributable form in cash or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the Series or Classes involved, ratably according to the number of Shares of such Series or Class held by the Shareholders of such Series or Class on the date of distribution.  Thereupon, the Trust or any affected Series or Class shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title, and interest of all parties with respect to the Trust or such Series or Class shall be canceled and discharged.

3.            Upon termination of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Certificate of Trust to be filed in accordance with the Delaware Act, which Certificate of Cancellation may be signed by any one Trustee.

D.            Reorganization.

1. Notwithstanding anything else herein, the Trustees may, without Shareholder approval, unless such approval is required by applicable law:

a. cause the Trust to merge or consolidate with or into one or more trusts or corporations (or series or classes thereof to the extent permitted by law), partnerships, associations,  or other business entities (including trusts, partnerships, associations, corporations or other business entities created by the Trustees to accomplish such merger or consolidation) so long as the surviving or resulting entity is an investment company as defined in the 1940 Act, or is a series thereof, that will succeed to or assume the Trust’s registration under the 1940 Act and that is formed, organized, or existing under the laws of the United States or of a state, commonwealth, possession or territory of the United States, unless otherwise permitted under the 1940 Act;

b. cause any one or more Series (or Classes) of the Trust to merge or consolidate with or into any one or more other Series (or Classes) of the Trust, one or more trusts or corporations (or series or classes thereof to the extent permitted by law), partnerships, or associations;

c. cause the Shares to be exchanged under or pursuant to any state or federal statute or regulation to the extent permitted by law; or

d. cause the Trust to reorganize as a corporation, trust, limited liability company or limited liability partnership under the laws of Delaware or any other state or jurisdiction.

2. Any agreement of merger or consolidation or exchange or certificate of merger may be signed by a majority of the Trustees and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

3. Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act and any successor provisions, and notwithstanding anything to the contrary contained in this Declaration of Trust, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 3 may effect any amendment to the governing instrument of the Trust or effect the adoption of a new governing instrument of the Trust if the Trust is the surviving or resulting trust in the merger or consolidation.

4.            The Trustees may create one or more statutory trusts to which all or any part of the assets, liabilities, profits, or losses of the Trust or any Series or Class thereof may be transferred and may provide for the conversion of Shares in the Trust or any Series or Class thereof into beneficial interests in any such newly created trust or trusts or any series of classes thereof.

5. The approval of the Trustees shall be sufficient to cause the Trust, or any Series thereof, to sell and convey all or substantially all of the assets of the Trust or any affected Series to another Series of the Trust or to another entity to the extent permitted under the 1940 Act, for adequate consideration, which may include the assumption of all outstanding obligations, taxes, and other liabilities, accrued or contingent, of the Trust or any affected Series, and which may include Shares or interest in such Series of the Trust, entity, or series thereof.  Without limiting the generality of the foregoing, this provision may be utilized to permit the Trust to pursue its investment program through one or more subsidiary vehicles or to operate in a master-feeder structure.

6. The Trust may, at the discretion of the Board of Trustees, as may be permitted by the 1940 Act, and upon the resolution of a majority of the then Trustees, convert to a master-feeder structure, in which the feeder fund invests all of its assets into a master fund, rather than making investments in securities directly.  Existing Series or Classes of the Trust may either become feeders into a master fund, or themselves become master funds into which other funds may be feeders.

E.            Amendments.

1. Except as specifically provided in this Section 5, the Trustees may, without Shareholder vote, restate, amend, or otherwise supplement this Declaration of Trust.  Shareholders shall have the right to vote on:

a. any amendment that would affect their right to vote granted in Article V, Section 1 hereof;

b.  any amendment to this Section 5 of Article VIII;

c. any amendment that may require their vote under applicable law or by the Trust’s registration statement, as filed with the Commission; and

d. any amendment submitted to them for their vote by the Trustees.

2. Any amendment required or permitted to be submitted to the Shareholders that, as the Trustees determine, shall affect the Shareholders of one or more Series or Classes shall be authorized by a vote of the Shareholders of each Series or Class affected and no vote of Shareholders of a Series or Class not affected shall be required.  Notwithstanding anything else herein, no amendment hereof shall limit the rights to insurance provided by Article VII, Section 5 hereof with respect to any acts or omissions of Persons covered thereby prior to such amendment nor shall any such amendment limit the rights to indemnification referenced in Article VII, Section 3 hereof as provided in the By-Laws with respect to any actions or omissions of Persons covered thereby prior to such amendment.  The Trustees may, without Shareholder vote, restate, amend, or otherwise supplement the Certificate of Trust as they deem necessary or desirable.

F.            Filing of Copies, References, Headings.

The original or a copy of this Declaration of Trust and of each restatement and/or amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder.  Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such restatements and/or amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this Declaration of Trust or of any such restatements and/or amendments.  In this Declaration of Trust and in any such restatements and/or amendments, references to this Declaration of Trust, and all expressions such as “herein,” “hereof,” and “hereunder,” shall be deemed to refer to this Declaration of Trust as amended or affected by any such restatements and/or amendments.  Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this Declaration of Trust.  Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable.  This Declaration of Trust may be executed in any number of counterparts each of which shall be deemed an original.

G.            Applicable Law.

1. This Declaration of Trust and the Trust created hereunder are to be governed by and construed and enforced in accordance with, the laws of the State of Delaware.  The Trust shall be of the type commonly called a statutory trust, and without limiting the provisions hereof, the Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts or actions that may be engaged in by statutory trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege, or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

2. Notwithstanding the first sentence of Section 7(a) of this Article VIII, there shall not be applicable to the Trust, the Trustees, or this Declaration of Trust either the provisions of Section 3540 of Title 12 of the Delaware Code or any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts that relate to or regulate: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges; (ii) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust; (iii) the necessity for obtaining a court or other governmental approval concerning the acquisition, holding, or disposition of real or personal property; (iv) fees or other sums applicable to trustees, officers, agents or employees of a trust; (v) the allocation of receipts and expenditures to income or principal; (vi) restrictions or limitations on the permissible nature, amount, or concentration of trust investments or requirements relating to the titling, storage, or other manner of holding of trust assets; or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers or liabilities or authorities and powers of trustees that are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration of Trust.

H.            Provisions in Conflict with Law or Regulations.

1. The provisions of this Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any such provision is in conflict with the 1940 Act, the regulated investment company provisions of the Code, and the regulations thereunder, the Delaware Act or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

2. If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

I.            Statutory Trust Only.

It is the intention of the Trustees to create a statutory trust pursuant to the Delaware Act.  It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a statutory trust pursuant to the Delaware Act.  Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners, or members of a joint stock association.

J.            Writings.

To the fullest extent permitted by applicable laws and regulations:

1. all requirements in this Declaration of Trust or in the By-Laws that any action be taken by means of any writing, including, without limitation, any written instrument, any written consent or any written agreement, shall be deemed to be satisfied by means of any electronic record in such form that is acceptable to the Trustees; and

2. all requirements in this Declaration of Trust or in the By-Laws that any writing be signed shall be deemed to be satisfied by any electronic signature in such form that is acceptable to the Trustees.

21127432.2

IN WITNESS WHEREOF, the Trustees named below, being the Trustees of MainStay VP Funds Trust, have executed this Amended and Restated Declaration of Trust as of the 4th day of June, 2015.

/s/ John Y. Kim John Y. Kim, as Trustee and not individually	/s/ Richard S. Trutanic Richard S. Trutanic, as Trustee and not individually
/s/ Susan B. Kerley Susan B. Kerley, as Trustee and not individually	/s/ Roman L. Weil Roman L. Weil, as Trustee and not individually
/s/ Alan R. Latshaw Alan R. Latshaw, as Trustee and not individually	/s/ John A. Weisser John A. Weisser, as Trustee and not individually
/s/ Peter Meenan Peter Meenan, as Trustee and not individually	/s/ Richard H. Nolan, Jr. Richard H. Nolan, Jr., as Trustee and not individually

SCHEDULE A
TO
MAINSTAY VP FUNDS TRUST
AMENDED AND RESTATED DECLARATION OF TRUST

SERIES AND CLASSES

	Series	Classes
1.	MainStay VP Balanced Portfolio	Initial Class and Service Class
2.	MainStay VP Bond Portfolio	Initial Class and Service Class
3.	MainStay VP Cash Management Portfolio	Initial Class and Service Class
4.	MainStay VP Common Stock Portfolio	Initial Class and Service Class
5.	MainStay VP Conservative Allocation Portfolio	Initial Class and Service Class
6.	MainStay VP Convertible Portfolio	Initial Class and Service Class
7.	MainStay VP Cushing Renaissance Advantage Portfolio	Initial Class and Service Class
8.	MainStay VP Emerging Markets Equity Portfolio	Initial Class and Service Class
9.	MainStay VP Eagle Small Cap Growth Portfolio	Initial Class and Service Class
10.	MainStay VP Unconstrained Bond Portfolio	Initial Class and Service Class
11.	MainStay VP Floating Rate Portfolio	Initial Class and Service Class
12.	MainStay VP Government Portfolio	Initial Class and Service Class
13.	MainStay VP Growth Allocation Portfolio	Initial Class and Service Class
14.	MainStay VP Cornerstone Growth Portfolio	Initial Class and Service Class
15.	MainStay VP High Yield Corporate Bond Portfolio	Initial Class and Service Class
16.	MainStay VP ICAP Select Equity Portfolio	Initial Class and Service Class
17.	MainStay VP Income Builder Portfolio	Initial Class and Service Class
18.	MainStay VP International Equity Portfolio	Initial Class and Service Class
19.	MainStay VP Janus Balanced Portfolio	Initial Class and Service Class
20.	MainStay VP Large Cap Growth Portfolio	Initial Class and Service Class
21.	MainStay VP Marketfield Portfolio	Initial Class and Service Class
22.	MainStay VP MFS® Utilities Portfolio	Initial Class and Service Class
23.	MainStay VP Mid Cap Core Portfolio	Initial Class and Service Class
24.	MainStay VP Moderate Allocation Portfolio	Initial Class and Service Class
25.	MainStay VP Moderate Growth Allocation Portfolio	Initial Class and Service Class
26.	MainStay VP PIMCO Real Return Portfolio	Initial Class and Service Class
27.	MainStay VP S&P 500 Index Portfolio	Initial Class and Service Class
28.	MainStay VP T. Rowe Price Equity Income Portfolio	Initial Class and Service Class
29.	MainStay VP U.S. Small Cap Portfolio	Initial Class and Service Class
30.	MainStay VP Van Eck Global Hard Assets Portfolio	Initial Class and Service Class

BY-LAWS

of

MainStay VP Funds Trust

(a Delaware Statutory Trust)

Effective December 15, 2010

Amended and Restated June 4, 2015

TABLE OF CONTENTS

BY-LAWS

Page

ARTICLE I	Introduction	1

Section 1.	Declaration of Trust	1
Section 2.	Definitions	1

ARTICLE II	Offices	1

Section 1.	Principal Office	1
Section 2.	Delaware Office	1
Section 3.	Other Offices	1

ARTICLE III	Meetings of Shareholders	1

Section 1.	Place of Meetings	1
Section 2.	Call of Meetings	2
Section 3.	Notice of Meetings of Shareholders	2
Section 4.	Manner of Giving Notice; Affidavit of Notice	2
Section 5.	Conduct of Meetings of Shareholders	3
Section 6.	Adjourned Meeting; Notice	3
Section 7.	Voting	3
Section 8.	Waiver of Notice; Consent of Absent Shareholders	3
Section 9.	Shareholder Action by Written Consent Without a Meeting	4
Section 10.	Record Date for Shareholder Notice, Voting and Giving Consents4
Section 11.	Proxies	5
Section 12.	Inspectors of Election	6

ARTICLE IV	Trustees	6

Section 1.	Powers	6
Section 2.	Number of Trustees	6
Section 3.	Vacancies	6
Section 4.	Retirement of Trustees	6
Section 5.	Place of Meetings and Meetings by Telephone	7
Section 6.	Regular Meetings	7
Section 7.	Special Meetings	7
Section 8.	Quorum	7
Section 9.	Waiver of Notice	7
Section 10.	Adjournment	7
Section 11.	Notice of Adjournment	7
Section 12.	Action Without a Meeting	8
Section 13.	Fees and Compensation of Trustees and Members of an Advisory Board	8
Section 14.	Delegation of Power to Other Trustees	8
Section 15.	Advisory Board	8
ARTICLE V	Committees	8

Section 1.	Committees of Trustees	8
Section 2.	Proceedings and Quorum	9
Section 3.	Compensation of Committee Members	9

ARTICLE VI	Officers	9

Section 1.	Officers	9
Section 2.	Election of Officers	9
Section 3.	Subordinate Officers	9
Section 4.	Removal and Resignation of Officers	9
Section 5.	Vacancies in Offices	10
Section 6.	Chairman	10
Section 7.	President	10
Section 8.	Vice Presidents	10
Section 9.	Secretary	10
Section 10.	Treasurer	11

ARTICLE VII	Inspection of Records and Reports	11

Section 1.	Inspection by Shareholders	11
Section 2.	Inspection by Trustees	11
Section 3.	Financial Statements	11

ARTICLE VIII	General Matters	12

Section 1.	Checks, Drafts, Evidence of Indebtedness	12
Section 2.	Contracts and Instruments; How Executed	12
Section 3.	Fiscal Year	12
Section 4.	Seal	12
Section 5.	Writings	12
Section 6.	Severability	12
Section 7.	Headings	13

ARTICLE IX	Amendments	13

21127432.2

BY-LAWS

OF

MainStay VP Funds Trust
(a Delaware Statutory Trust)

IX.

Introduction

A.   Declaration of Trust.  These By-Laws shall be subject to the Declaration of Trust, as from time to time in effect (“Declaration of Trust”), of the MainStay VP Funds Trust, a Delaware statutory trust (“Trust”).  In the event of any inconsistency between the terms hereof and the terms of the Declaration of Trust, the terms of the Declaration of Trust shall control.

B.   Definitions.  Capitalized terms used herein and not herein defined are used as defined in the Declaration of Trust.

X.

Offices

A.   Principal Office.  The principal executive office of the Trust shall be 51 Madison Avenue, New York, New York 10010 until such time as the Trustees may change the location of the principal executive office of the Trust to any other place within or outside the State of Delaware.

B.   Delaware Office.  The Trustees shall establish a registered office in the State of Delaware and shall appoint as the Trust’s registered agent for service of process in the State of Delaware an individual who is a resident of the State of Delaware or a Delaware corporation or a corporation authorized to transact business in the State of Delaware; in each case the business office of such registered agent for service of process shall be identical with the registered Delaware office of the Trust.  The Trustees may designate a successor resident agent, provided, however, that such appointment shall not become effective until written notice thereof is delivered to the Office of the Secretary of the State of Delaware.

C.   Other Offices.  The Trustees may at any time establish branch or subordinate offices at any place or places within or outside the State of Delaware as the Trustees may from time to time determine.

XI.

Meetings of Shareholders

A.   Place of Meetings.  Meetings of Shareholders shall be held at any place designated by the Trustees.  In the absence of any such designation, Shareholders’ meetings shall be held at the principal executive office of the Trust.

B.   Call of Meetings.  There shall be no annual Shareholders’ meetings except as required by law.  Special meetings of the Shareholders of the Trust or of any Series or Class may be called at any time by the Trustees or by the President or the Secretary for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders of the Trust or of any Series or Class as herein provided or provided in the Declaration of Trust or upon any other matter as to which such vote or authority is deemed by the Trustees or the President to be necessary or desirable.  Meetings of the Shareholders of the Trust or of any Series or Class may be called for any purpose deemed necessary or desirable upon the written request of the Shareholders holding at least ten percent (10%) of the outstanding Shares of the Trust entitled to vote at such meeting, provided that (1) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (2) the Shareholders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Shareholders.  If the Secretary fails for more than thirty (30) calendar days to call a special meeting, the Trustees or the Shareholders requesting such a meeting may, in the name of the Secretary, call the meeting by giving the required notice.  If the meeting is a meeting of Shareholders of any Series or Class, but not a meeting of all Shareholders of the Trust, then only a special meeting of Shareholders of such Series or Class need be called and, in such case, only Shareholders of such Series or Class shall be entitled to notice of and to vote at such meeting.

C.   Notice of Meetings of Shareholders.  All notices of meetings of Shareholders shall be sent or otherwise given to Shareholders in accordance with Section 4 of this Article III not less than ten (10) nor more than ninety (90) calendar days before the date of the meeting.  The notice shall specify (i) the place, date and hour of the meeting, and (ii) the general nature of the business to be transacted.

D.   Manner of Giving Notice; Affidavit of Notice.  Notice of any meeting of Shareholders shall be (i) given either by hand delivery, first-class mail, telegraphic or other written or electronic communication, charges prepaid, and (ii) addressed to the Shareholder at the address of that Shareholder appearing on the books of the Trust or its transfer agent or given by the Shareholder to the Trust for the purpose of notice.  If no such address appears on the Trust’s books or is not given to the Trust, notice shall be deemed to have been given if sent to that Shareholder by first-class mail or telegraphic or other written or electronic communication to the Trust’s principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located.  Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication or, where notice is given by publication, on the date of publication.

If any notice addressed to a Shareholder at the address of that Shareholder appearing on the books of the Trust is returned to the Trust by the United States Postal Service marked to indicate that the Postal Service is unable to deliver the notice to the Shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if such future notices or reports shall be kept available to the Shareholder, upon written demand of the Shareholder, at the principal executive office of the Trust for a period of one year from the date of the giving of the notice.

An affidavit of the mailing or other means of giving any notice of any meeting of Shareholders shall be filed and maintained in the minute book of the Trust.

E.   Conduct of Meetings of Shareholders.  The meetings of Shareholders shall be presided over by the President, or if he or she is not present, by the Chairman, or if he or she is not present, by any Vice President, unless there is a Senior Vice President, or if none of them is present, then any officer of the Trust appointed by the President to act on his or her behalf shall preside over such meetings.  The Secretary, if present, shall act as a Secretary of such meetings, or if he or she is not present or is otherwise presiding over the meeting in another capacity, an Assistant Secretary, if any, shall so act.  If neither the Secretary nor the Assistant Secretary is present or, if present, the Secretary is otherwise presiding over the meeting in another capacity, then any such person appointed by the Secretary to act on his or her behalf shall act as Secretary of such meetings.

F.   Adjourned Meeting; Notice.  Any meeting of Shareholders, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the Shares represented at the meeting, either in person or by proxy.  Notwithstanding the above, broker non-votes will be excluded from the denominator of the calculation of the number of votes required to approve any proposal to adjourn a meeting.  Notice of adjournment of a Shareholders’ meeting to another time or place need not be given, if such time and place are announced at the meeting at which adjournment is taken and the adjourned meeting is held within a reasonable time after the date set for the original meeting.  If the adjournment is for more than sixty (60) calendar days from the date set for the original meeting or a new record date is fixed for the adjourned meeting, notice of any such adjourned meeting shall be given to each Shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 3 and 4 of this Article III.  At any adjourned meeting, the Trust may transact any business which might have been transacted at the original meeting.

G.   Voting.  The Shareholders entitled to vote at any meeting of Shareholders shall be determined in accordance with the provisions of the Declaration of Trust, as in effect as of such time.  The Shareholders’ vote may be by voice vote or by ballot, provided, however, that any election for Trustees must be by ballot if demanded by any Shareholder before the voting has begun.  On any matter other than election of Trustees, any Shareholder may vote part of the Shares in favor of the proposal and refrain from voting the remaining Shares or vote them against the proposal, but if the Shareholder fails to specify the number of Shares which the Shareholder is voting affirmatively, it will be conclusively presumed that the Shareholder’s approving vote is with respect to all of the Shares that such Shareholder is entitled to vote on such proposal.

H.   Waiver of Notice; Consent of Absent Shareholders.  The transaction of business and any actions taken at a meeting of Shareholders, however called and noticed and wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice provided a quorum is present either in person or by proxy at the meeting of Shareholders and if either before or after the meeting, each Shareholder entitled to vote who was not present in person or by proxy at the meeting of the Shareholders signs a written waiver of notice or a consent to a holding of the meeting or an approval of the minutes.  The waiver of notice or consent need not specify either the business to be transacted or the purpose of any meeting of Shareholders.

Attendance by a Shareholder at a meeting of Shareholders shall also constitute a waiver of notice of that meeting, except if the Shareholder objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting of Shareholders is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting of Shareholders if that objection is expressly made at the beginning of the meeting.

I.   Shareholder Action by Written Consent Without a Meeting.  Except as provided in the Declaration of Trust, any action that may be taken at any meeting of Shareholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action to be taken is signed by the holders of outstanding Shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Shares entitled to vote on that action were present and voted provided, however, that the Shareholders receive any necessary Information Statement or other necessary documentation in conformity with the requirements of the Securities Exchange Act of 1934 or the rules or regulations thereunder.  Any such written consent may be executed and given by facsimile or other electronic means.  All such consents shall be filed with the Secretary of the Trust and shall be maintained in the Trust’s records.  Any Shareholder giving a written consent or the Shareholder’s proxy holders or a transferee of the Shares or a personal representative of the Shareholder or their respective proxy holders may revoke the Shareholder’s written consent by a writing received by the Secretary of the Trust before written consents of the number of Shares required to authorize the proposed action have been filed with the Secretary.

If the consents of all Shareholders entitled to vote have not been solicited in writing and if the unanimous written consent of all such Shareholders shall not have been received, the Secretary shall give prompt notice of the action approved by the Shareholders without a meeting.  This notice shall be given in the manner specified in Section 4 of this Article III.

J.   Record Date for Shareholder Notice, Voting and Giving Consents.

1. For purposes of determining the Shareholders entitled to vote or act at any meeting or adjournment or postponement thereof, the Trustees may fix in advance a record date which shall not be more than ninety (90) calendar days nor less than ten (10) calendar days before the date on which any such meeting originally was scheduled to occur.  Unless otherwise required by law, the Trustees are not required to fix a new record date for an adjourned meeting.  Without fixing a record date for a meeting, the Trustees may for voting and notice purposes close the register or transfer books for one or more Series (or Classes) for all or any part of the period between the earliest date on which a record date for such meeting could be set in accordance herewith and the date of such meeting.  If the Trustees do not so fix a record date or close the register or transfer books of the affected Series or Classes, the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

2. The record date for determining Shareholders entitled to give consent to action in writing without a meeting, (a) when no prior action of the Trustees has been taken, shall be the day on which the first written consent is given, or (b) when prior action of the Trustees has been taken, shall be (i) such date as determined for that purpose by the Trustees, which record date shall not precede the date upon which the resolution fixing it is adopted by the Trustees and shall not be more than twenty (20) calendar days after the date of such resolution, or (ii) if no record date is fixed by the Trustees, the record date shall be the close of business on the day on which the Trustees adopt the resolution relating to that action.

3. Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Series or Classes.  Only Shareholders of record on the record date as herein determined shall have any right to vote or to act at any meeting or give consent to any action relating to such record date, notwithstanding any transfer of Shares on the books of the Trust after such record date.

K.   Proxies.  Subject to the provisions of the Declaration of Trust, Shareholders entitled to vote for Trustees or on any other matter shall have the right to do so either in person or by proxy, provided that either (i) a written instrument authorizing such a proxy to act is executed by the Shareholder or his or her duly authorized attorney-in-fact and dated not more than eleven (11) months before the meeting, unless the instrument specifically provides for a longer period, or (ii) the Trustees adopt an electronic, telephonic, computerized or other alternative to the execution of a written instrument authorizing the proxy to act, and such authorization is received not more than eleven (11) months before the meeting.  A proxy shall be deemed executed by a Shareholder if the Shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the Shareholder or the Shareholder’s attorney-in-fact.  A valid proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the Person executing it before the vote pursuant to that proxy is taken, (a) by a writing delivered to the Trust stating that the proxy is revoked, or (b) by a subsequent proxy executed by such Person, or (c) attendance at the meeting and voting in person by the Person executing that proxy, or (d) revocation by such Person using any electronic, telephonic, computerized or other alternative means authorized by the Trustees for authorizing the proxy to act; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted.  A proxy with respect to Shares held in the name of two or more Persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of the two or more Persons.  A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.  Unless otherwise specifically limited by their terms, proxies shall entitle the Shareholder to vote at any adjournment or postponement of a Shareholders meeting.  At every meeting of Shareholders, unless the voting is conducted by inspectors, all questions concerning the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes, shall be decided by the chairman of the meeting. Subject to the provisions of the Declaration of Trust or these By-Laws, all matters concerning the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

L.   Inspectors of Election.  Before any meeting of Shareholders, the Trustees may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment or postponement.  If no inspectors of election are so appointed, the Chairman of the meeting may appoint inspectors of election at the meeting.  If any person appointed as inspector fails to appear or fails or refuses to act, the Chairman of the meeting may appoint a person to fill the vacancy.

These inspectors shall:

1. Determine the number of Shares outstanding and the voting power of each, the Shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

2. Receive votes, ballots or consents;

3.            Hear and determine all challenges and questions in any way arising in connection with the right to vote;

4.            Count and tabulate all votes or consents;

5.            Determine when the polls shall close;

6.            Determine the result; and

7. Do any other acts that may be proper to conduct the election or vote with fairness to all Shareholders.

XII.

Trustees

A.   Powers.  Subject to the applicable provisions of the Investment Company Act of 1940, as amended (the “1940 Act”), the Declaration of Trust and these By-Laws relating to action required to be approved by the Shareholders, the business and affairs of the Trust shall be managed and all powers shall be exercised by or under the direction of the Trustees.

B.   Number of Trustees.  The exact number of Trustees within the limits specified in the Declaration of Trust shall be fixed from time to time by a resolution of the Trustees.

C.   Vacancies.  Vacancies in the authorized number of Trustees may be filled as provided in the Declaration of Trust.

D.   Retirement of Trustees.  The Board may adopt a written policy regarding the retirement of its members, which policy may require Trustees to retire or tender their resignation for the consideration of the remaining Trustees or a committee thereof upon reaching a certain age.  Absent such a written policy, the tenure of each Trustee shall be determined in accordance with the Declaration of Trust.

E.   Place of Meetings and Meetings by Telephone.  All meetings of the Trustees may be held at any place that has been selected from time to time by the Trustees.  In the absence of such a selection, regular meetings shall be held at the principal executive office of the Trust.  Subject to any applicable requirements of the 1940 Act, any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all Trustees participating in the meeting can hear one another and all such Trustees shall be deemed to be present in person at the meeting.

F.   Regular Meetings.  Regular meetings of the Trustees shall be held without call at such time as shall from time to time be fixed by the Trustees.  Such regular meetings may be held without notice.

G.   Special Meetings.  Special meetings of the Trustees may be held at any time or place for any purpose when called by the President, the Secretary or by written request of two (2) or more of the Trustees.  Notice of the time and place of special meetings shall be communicated to each Trustee orally in person or by telephone or transmitted to him or her by first-class or overnight mail, electronic mail, telegram, telecopy or other electronic means addressed to each Trustee at that Trustee’s address as it is shown on the records of the Trust, at least one day before the meeting.  Notice may be provided on the day of the special meeting by telephone, electronic mail, telegram, telecopy, or other electronic means, if, under the circumstances, the party calling the meeting deems more immediate action to be necessary or appropriate.  Oral notice shall be deemed to be given when given directly to the person required to be notified and all other notices shall be deemed to be given when sent.  The notice need not specify the purpose of the meeting or the place of the meeting, if the meeting is to be held at the principal executive office of the Trust.

H.   Quorum.  One third (1/3) of the authorized number of Trustees shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 10 of this Article IV.  Every act or decision done or made by a majority of the Trustees present at a meeting duly held at which a quorum is present shall be regarded as the act of the Trustees, subject to the provisions of the Declaration of Trust.  A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Trustees if any action taken is approved by at least a majority of the required quorum for that meeting.

I.   Waiver of Notice.  Notice of any meeting need not be given to any Trustee who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes.  The waiver of notice or consent need not specify the purpose of the meeting.  All such waivers, consents, and approvals shall be filed with the records of the Trust or made a part of the minutes of the meeting.  Notice of a meeting shall also be deemed given to any Trustee who attends the meeting without protesting, prior to or at its commencement, the lack of notice to that Trustee.

J.   Adjournment.  A majority of the Trustees present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

K.   Notice of Adjournment.  Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than forty-eight (48) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting in the manner specified in Section 7 of this Article IV to the Trustees who were present at the time of the adjournment.

L.   Action Without a Meeting.  Unless the 1940 Act requires that a particular action be taken only at a meeting at which the Trustees are present in person, any action to be taken by the Trustees at a meeting may be taken without such meeting by the written consent of a majority of the Trustees then in office.  Any such written consent may be executed and given by facsimile or other electronic means.  Such written consents shall be filed with the minutes of the proceedings of the Trustees.  If any action is so taken by the Trustees by the written consent of less than all of the Trustees prompt notice of the taking of such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

M.   Fees and Compensation of Trustees and Members of an Advisory Board.  Subject to the provisions of the Declaration of Trust, Trustees, members of an advisory board, and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Trustees.  This Section 13 of Article IV shall not be construed to preclude any Trustee from serving the Trust in any other capacity as an officer, agent, employee, or otherwise and receiving compensation for those services.

N.   Delegation of Power to Other Trustees.  Any Trustee may, by power of attorney, delegate his or her power for a period not exceeding one (1) month at any one time to any other Trustee.  Except where applicable law may require a Trustee to be present in person, a Trustee represented by another Trustee, pursuant to such power of attorney, shall be deemed to be present for purpose of establishing a quorum and satisfying the required majority vote.

O.   Advisory Board.  The Trustees may by resolution establish an advisory board and appoint members thereto. The members of an advisory board shall in no event be fewer than one nor more than five. Members of an advisory board shall serve at the pleasure of the Trustees. The Trustees may abolish an advisory board at any time in their sole discretion. Advisory board members need not be Shareholders and shall not be Trustees. No member of an advisory board shall have any legal power or authority to act on behalf of the Trust, such advisory board being intended merely to act in an advisory capacity. In their sole discretion, the Trustees may by resolution provide for insurance coverage, indemnification, and liability protection to be afforded to advisory board members.

XIII.

Committees

A.   Committees of Trustees.  The Trustees may by resolution designate one or more committees, each consisting of two (2) or more Trustees, to serve at the pleasure of the Trustees.  The number composing such committees and the powers conferred upon the same shall be determined by the vote of a majority of the Trustees.  The Trustees may abolish any such committee at any time in their sole discretion.  Any committee to which the Trustees delegate any of their powers shall maintain records of its meetings and shall report its actions to the Trustees.  The Trustees shall have the power to rescind any action of any committee, but no such rescission shall have retroactive effect.  The Trustees shall have the power at any time to fill vacancies in the committees.  The Trustees may delegate to these committees any of its powers, subject to the limitations of applicable law.  The Trustees may designate one or more Trustees as alternate members of any committee who may replace any absent member at any meeting of the committee.

B.   Proceedings and Quorum.  In the absence of an appropriate resolution of the Trustees, each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable.  In the event any member of any committee is absent from any meeting, the members present at the meeting, whether or not they constitute a quorum, may appoint a Trustee to act in the place of such absent member.

C.   Compensation of Committee Members.  Subject to the provisions of the Declaration of Trust, each committee member may receive such compensation from the Trust for his or her services and reimbursement for his or her expenses as may be fixed from time to time by the Trustees.

XIV.

Officers

A.   Officers.  The officers of the Trust shall be a President, a Secretary, and a Treasurer.  The Trust may also have, at the discretion of the Trustees, a Chairman of the Board (Chairman), one or more Vice Presidents (including a Senior Vice President), one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article VI.  Any person may hold one or more offices of the Trust except that no one person may serve concurrently as both President and Secretary or both President and Vice President.  A person who holds more than one office in the Trust may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one officer.  The Chairman, if there be one, shall be a Trustee and may be, but need not be, a Shareholder; and any other officer may be, but need not be, a Trustee or Shareholder.

B.   Election of Officers.  The officers of the Trust except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article VI, shall be chosen by the Trustees, and each shall serve at the pleasure of the Trustees, subject to the rights, if any, of an officer under any contract of employment.

C.   Subordinate Officers.  The Trustees may appoint and may empower the President to appoint such other officers as the business of the Trust may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these By-Laws or as the Trustees may from time to time determine.

D.   Removal and Resignation of Officers.  Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by a vote of a majority of the Trustees then in office and in attendance, at any regular or special meeting of the Trustees, or by the President or such other officer upon whom such power of removal may be conferred by the Trustees.  In addition, any officer appointed in accordance with the provisions of Section 3 of this Article may be removed, with or without cause, by any officer upon whom such power of removal shall have been conferred by the Trustees.

Any officer may resign at any time by giving written notice to the Trust.  Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.  Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.

E.   Vacancies in Offices.  A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in these By-Laws for regular appointment to that office.  The President may make temporary appointments to a vacant office pending action by the Trustees.

F.   Chairman.  The Chairman, if such an officer is elected, shall if present, preside at meetings of the Trustees, shall be the chief executive officer of the Trust and shall, subject to the control of the Trustees, have general supervision, direction and control of the business and the officers of the Trust and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Trustees or prescribed by the Declaration of Trust or these By-Laws.

G.   President.  Subject to such supervisory powers, if any, as may be given by the Trustees to the Chairman, if there be such an officer, the President shall be the chief operating officer of the Trust and shall, subject to the control of the Trustees and the Chairman, have general supervision, direction and control of the business and the officers of the Trust.  He or she shall preside, in the absence of the Chairman or if there be none, at all meetings of the Trustees.  He or she shall have the general powers and duties of a president of a corporation and shall have such other powers and duties as may be prescribed by the Trustees, the Declaration of Trust or these By-Laws.

H.   Vice Presidents.  In the absence or disability of the President, any Vice President, unless there is a Senior Vice President, shall perform all the duties of the President and when so acting shall have all powers of and be subject to all the restrictions upon the President.  The Senior Vice President or Vice Presidents, whichever the case may be, shall have such other powers and shall perform such other duties as from time to time may be prescribed for them respectively by the Trustees or the President or the Chairman or by these By-Laws.

I.   Secretary.  The Secretary shall keep or cause to be kept at the principal executive office of the Trust, the office of the Administrator, the office of any sub-administrator or such other place as the Trustees may direct, a book of minutes of all meetings and actions of Trustees, committees of Trustees and Shareholders with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at Trustees’ meetings or committee meetings, the number of Shares present or represented at meetings of Shareholders and the proceedings of the meetings.

The Secretary shall keep or cause to be kept at the principal executive office of the Trust or at the office of the Trust’s transfer agent or registrar, a share register or a duplicate share register showing the names of all Shareholders and their addresses and the number and classes of Shares held by each.

The Secretary shall give or cause to be given notice of all meetings of the Shareholders and of the Trustees (or committees thereof) required to be given by these By-Laws or by applicable law and shall have such other powers and perform such other duties as may be prescribed by the Trustees or by these By-Laws.

J.   Treasurer.  The Treasurer shall be the principal financial and accounting officer of the Trust and shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Trust and each Series or Class thereof, including accounts of the assets, liabilities, receipts, disbursements, gains, losses, capital and retained earnings of all Series or Classes thereof.  The books of account shall at all reasonable times be open to inspection by any Trustee.

The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Trust with such depositaries as may be designated by the Board of Trustees.  He or she shall disburse the funds of the Trust as may be ordered by the Trustees, shall render to the President and Trustees, whenever they request it, an account of all of his or her transactions as principal financial officer and of the financial condition of the Trust and shall have other powers and perform such other duties as may be prescribed by the Trustees or these By-Laws.

XV.

Inspection of Records and Reports

A.   Inspection by Shareholders.  The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any Series shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees or by resolution of the Shareholders.

B.   Inspection by Trustees.  Every Trustee shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Trust.  This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

C.   Financial Statements.  A copy of any financial statements and any income statement of the Trust for each semi-annual period of each fiscal year and accompanying balance sheet of the Trust as of the end of each such period that has been prepared by the Trust shall be kept on file in the principal executive office of the Trust for at least twelve (12) months and each such statement shall be exhibited at all reasonable times to any Shareholder demanding an examination of any such statement or a copy shall be mailed to any such Shareholder.  The semi-annual income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the Trust or the certificate of an authorized officer of the Trust that the financial statements were prepared without audit from the books and records of the Trust.

XVI.

General Matters

A.   Checks, Drafts, Evidence of Indebtedness.  All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Trust shall be signed or endorsed in such manner and by such person or persons as shall be designated from time to time in accordance with the resolution of the Board of Trustees.

B.   Contracts and Instruments; How Executed.  The Trustees, except as otherwise provided in these By-Laws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Trustees or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Trust by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

C.   Fiscal Year.  The fiscal year of the Trust and each Series shall be fixed and may be refixed or changed from time to time by the Trustees.

D.   Seal.  The seal of the Trust shall consist of a flat-faced dye with the name of the Trust cut or engraved thereon.  However, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

E.   Writings.  To the fullest extent permitted by applicable laws and regulations:

1. all requirements in these By-Laws that any action be taken by means of any writing, including, without limitation, any written instrument, any written consent or any written agreement, shall be deemed to be satisfied by means of any electronic record in such form that is acceptable to the Trustees; and

2. all requirements in these By-Laws that any writing be signed shall be deemed to be satisfied by any electronic signature in such form that is acceptable to the Trustees.

F.   Severability.  The provisions of these By-Laws are severable.  If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company or other provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these By-Laws; provided, however, that such determination shall not affect any of the remaining provisions of these By-Laws or render invalid or improper any action taken or omitted prior to such determination.  If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these By-Laws.

G.   Headings.  Headings are placed in these By-Laws for convenience of reference only and in case of any conflict, the text of these By-Laws rather than the headings shall control.

XVII.

Amendments

Except as otherwise provided by applicable law or by the Declaration of Trust, these By-Laws may be restated, amended, supplemented or repealed solely by a majority vote of the Trustees (and not by a vote of the Shareholders), provided that no restatement, amendment, supplement or repeal hereof shall limit the rights to indemnification or insurance provided herein with respect to any acts or omissions of Trustees, officers or agents (as defined herein or in the Declaration of Trust) of the Trust prior to such amendment.